Exhibit 99.1

FOR IMMEDIATE RELEASE

TX Holdings, Inc.

Common Share- Buyback Program

ASHLAND, Kentucky-February 1, 2023- TX Holdings, Inc., (OTC Markets PINK: TXHG), a Georgia corporation (the “Company”), is in the business of supplying and distributing rail and rail products to United State's coal mining companies, short line railroads and tunneling contractors, announces a common share buyback program.

At a meeting of the Board of Director, dated January 27, 2023, the Board authorized a common share repurchase program of up to 8,053,084 shares of the Company's common stock to be effective for a 12 month period at a maximum price of $0.25 per share. The repurchase program will commence on February 1, 2023, and will run until January 31, 2024. The repurchase of the stock will be handled through TD Ameritrade.

Mr, Shrewsbury, the Company's CEO and Chairman, stated: “Today’s authorized common share repurchase program is a continuation of our commitment to increase shareholder value by reducing the number of outstanding common shares and increasing our shareholders' earnings per share. In our Company's efforts to generate profits and positive cash flows, we aspire to have a positive impact on the market price of our common share”.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words "believe", "anticipate", “aspire”,"estimate", "project", "should", "expect," “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: reliance upon indebtedness furnished or guaranteed by our CEO; risks related to substantial indebtedness; our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO. Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

For additional information please contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131